SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2006
QUESTCOR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	001-14758 (Commission File Number)	33-0476164 (I.R.S. Employer Identification No.)

3260 Whipple Road, Union City, California (Address of Principal Executive Offices)	94587 (Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K is furnished by Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), in connection with the matters described herein.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On January 9, 2006, as described in Item 5.02 below, the Company received notice that Howard D. Palefsky was resigning as a director of the Company effective immediately as of that date. At the time of his resignation Mr. Palefsky served on the Company’s audit committee. On January 10, 2006, the Company’s Board of Directors unanimously approved the appointment of Virgil D. Thompson, a current independent director of the Company, to the Company’s audit committee to fill the vacancy created by Mr. Palefsky’s resignation.
     On January 9, 2006, as a result of Mr. Palefsky’s resignation, the Company had only two independent directors on its audit committee. Accordingly, the Company notified the American Stock Exchange (“AMEX”) that it was not in compliance on that date with Section 121 of the AMEX Company Guide, which requires that audit committees be composed of at least three independent directors. As a result of the appointment of Virgil D. Thompson to the audit committee on January 10, 2006, the Company is now in compliance with Section 121 of the AMEX Company Guide.
Item 5.02. Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.
     On January 9, 2006, the Company received notice that Howard D. Palefsky was resigning as a director of the Company effective immediately as of that date. At the time of his resignation Mr. Palefsky served on the Company’s audit committee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2006	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ JAMES L. FARES
James L. Fares
President and Chief Executive Officer